[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

 Exhibit 10.38

Pfizer Inc
235 East 42nd Street
New York, New York 10017

Global Research & Development

May 19, 2008

Daniel Zurr, Ph.D.
President and Chief Executive Officer
Quark Pharmaceuticals, Inc.
6501 Dumbarton Circle
Freemont, CA 94555

RE:  Amendment to License Agreement by and between Quark Biotech, Inc. and Pfizer Inc., dated September 25, 2006 and effective November 16, 2006.

Dear Dr. Zurr:

As you are aware, Quark Pharmaceuticals, Inc. (formerly Quark Biotech, Inc. and hereinafter referred to as “Quark”) and Pfizer Inc. (“Pfizer”) have transferred from Quark to Pfizer the United States Investigational Drug Application number [*], Study QRK.003, titled “A PHASE I OPEN-LABEL, DOSE ESCALATION TRIAL OF REDD14NP DELIVERED BY A SINGLE INTRAVITREAL INJECTION TO PATIENTS WITH CHOROIDAL NEOVASCULARIZATION (CNV) SECONDARY TO EXUDATIVE AGE-RELATED MACULAR DEGENERATION (“WET AMD”)” (hereinafter referred to as the “QRK.003 Study”).

In conjunction with the transfer of the QRK.003 Study to Pfizer, Quark and Pfizer now wish to amend the License Agreement by and between Quark and Pfizer dated September 25, 2006 and effective November 16, 2006 (the “Agreement”) to clarify certain responsibilities of Quark in connection with the QRK.003 Study and certain subsequent clinical studies commenced by Pfizer.  The parties wish to memorialize such agreements by signing this letter (the “Letter Amendment”), effective as of January 25, 2008, which sets forth the terms of an amendment to the Agreement.  All capitalized terms used herein shall have the meaning given to them in the Agreement, unless otherwise defined herein.

1.	Section 4.3A Development Services Provided by Quark [*]. The Agreement is hereby amended to include a new Section 4.3A immediately after Section 4.3, which Section 4.3A shall read as follows:

“Section 4.3A     Development Services Provided by Quark [*].  In addition to the development work contemplated by Section 4.3, Quark will provide Pfizer with various clinical research-related services and assistance (such services and assistance collectively referred to as the “Services”) in connection with the following Pfizer-sponsored clinical trials for REDD14NP:  (i) [*], (ii) [*], (iii) [*], (iv) [*], and (v) any other [*] clinical trials that may be conducted (the clinical trials described in subclauses (i) through (v), collectively referred to as the “Pfizer Studies” and individually referred to as a “Pfizer Study”), in each case as further provided below.

(a)
Services.  A description of the Services to be provided by Quark to Pfizer is set forth on Attachment A hereto.  Quark will establish a special team composed of personnel [*] who will perform the Services.  Such team will perform the Services.

(b)
Performance of Services.  Quark will perform the Services (i) according to the protocols for each respective Pfizer Study, (ii) in compliance with all applicable laws and governmental regulations including ICH Good Clinical Practices, and (iii) in compliance with Pfizer Standard Operating Procedures (“SOPs”) or Quark-provided SOPs that have been prospectively approved, in writing, by Pfizer.

(c)	Compensation.
i.
Services and Estimated Budget.  Pfizer will pay Quark for Services rendered in accordance with Section 4.3A(c)(iii) through Section 4.3A(c)(vi) below and a written estimated budget for each calendar year.  The parties agree that Attachment A specifies the Services to be rendered by Quark during the calendar year 2008 and that Attachment B includes two estimated budgets for such Services to be rendered in 2008, where each budget assumes [*].

ii.
Annual Budget Update.  On an annual basis (no later than [*] of each calendar year), Quark and Pfizer will review the Services to be rendered by Quark during the next calendar year and will agree on the appropriate budget therefor.  Once agreed by the parties, the new budget will become effective on [*] of the next calendar year and will be in full force during such calendar year.

iii.
Invoices.  Quark will request payments for Services rendered by means of monthly invoices.  The parties have agreed that Quark will invoice Pfizer in the amount of [*] ($[*]) each month (the “Monthly Quark Personnel Payment”), beginning with the [*] and continuing through the [*], as compensation for the personnel costs incurred by Quark for Services performed by Quark personnel.  Upon the parties’ agreement on the budget for Services for each subsequent calendar year in accordance with Section 4.3A(c)(ii), the parties will agree on the Monthly Quark Personnel Payment that Quark will invoice Pfizer each month during such calendar year as compensation for the personnel costs incurred by Quark for Services performed by Quark personnel.  From time to time, the parties may adjust the Monthly Quark Personnel Payment pursuant to Section 4.3A(c)(v).  The parties have agreed that in addition to the Monthly Quark Personnel Payment, Quark will invoice Pfizer each month the actual amounts invoiced by Third Parties to Quark for services rendered by such Third Parties and for all other out-of-pocket costs incurred by Quark including, without limitation, travel costs and consulting expenses as set forth in the budgets contained in Attachment B, in each case for the performance of Services (collectively, such out-of-pocket costs, “Pass Through Costs”).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

iv.
Reporting and Reconciliation.  For the months of [*] of each calendar year, Quark will provide for the preceding [*], (a) a detailed accounting of actual Services rendered and (b) amounts received from Pfizer.  Quark will reconcile the actual Services rendered against amounts received from Pfizer during such [*] period, and Quark will make any necessary adjustments to the invoices [*], including credits to Pfizer for any over-payments by Pfizer and charges or debits against Pfizer for any under-payments by Pfizer during the preceding [*] months.  The [*] invoices must be sufficiently detailed (with the same level of detail as provided in the budgets contained in Attachment B or any amendment thereto) to identify the nature, timing and extent of Services rendered, and [*] estimated budget for the calendar year.  Notwithstanding anything to the contrary in the foregoing, the parties have agreed that for 2008, Quark will reconcile the actual Services rendered against amounts received from Pfizer for such Services in the [*] invoices.  The mechanics of such reconciliation will be the same as described above except that each reconciliation period shall be for the preceding [*] months instead of the preceding [*] months.

v.
Adjustments to Monthly Quark Personnel Payment.  If, as a result of the reconciliation described in Section 4.3A(c)(iv), the parties determine that the difference between the actual Services rendered and the amount received from Pfizer for such Services during such [*] (or [*], as applicable) month period is [*] or more ([*]) (the “Adjustment Threshold”), then the parties will negotiate in good faith a new Monthly Quark Personnel Payment that Quark will invoice Pfizer each subsequent month as compensation for the personnel costs incurred by Quark for Services performed by Quark personnel.  If the difference between the actual Services rendered and the total amount received from Pfizer for such Services during such [*] (or [*], as applicable) month period is less than the Adjustment Threshold, then no adjustments will be made to the then-existing Monthly Quark Personnel Payment.  If the parties commence negotiations for a new Monthly Quark Personnel Payment but are unable to agree on such new Monthly Quark Personnel Payment before Quark invoices Pfizer for Services rendered in the month following reconciliation, then, the parties hereby agree that Quark will invoice Pfizer in the amount of the Monthly Quark Personnel Payment existing as of the date of the reconciliation and the parties will continue to negotiate in good faith a new Monthly Quark Personnel Payment.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

vi.
Payment.  Unless a different time interval or payment mechanism is specified in Attachment B or any amendment thereto, Pfizer will pay all such invoices in accordance with Section 6.4.  If Pfizer disputes one or more Pass Through Costs contained in any monthly invoice or the reconciliation of actual Services rendered against amounts received from Pfizer in any [*] invoice (as applicable), Pfizer will pay the undisputed amount in accordance with Section 6.4 and shall pay the remaining amount determined to be due, if any, within [*] after Pfizer and Quark, acting in good faith, resolve the dispute.  The parties agree that Pfizer will not dispute any Monthly Quark Personnel Payment contained in any monthly invoice.

(d)
Cancellation of Services.  Pfizer may cancel the Services in relation to one Pfizer Study or all Pfizer Studies under this Section 4.3A, [*], before completion of a particular Pfizer Study by [*] advance written notice to Quark.  In the event of any termination or cancellation of the Services or part thereof, the provision regarding accrued obligations described in Section 13.2 will apply.  For the avoidance of doubt, Pfizer will remain responsible for any indebtedness, liability or other obligation incurred hereunder by Quark in providing such Services, including without limitation any unavoidable wind-down costs associated with the termination or cancellation of the Services, whether incurred during the [*] notice period or thereafter.”

2.  Section 4.13  Quark as Agent on Behalf of Pfizer.   The Agreement is hereby amended to include a new Section 4.13 to read as follows:

    “Section 4.13  Quark as Agent of Pfizer.  Pfizer hereby appoints Quark, and Quark hereby accepts such appointment, as Pfizer’s agent for the purpose of carrying out the responsibilities assigned to Quark in the third party agreements listed on Attachment C to the extent such responsibilities relate to REDD14NP.  Quark will act as an agent of Pfizer, at Pfizer’s sole expense, with respect to each of the foregoing agreements beginning on [*] and ending, on an agreement-by-agreement basis, on the earlier of (a) the date when [*], (b) the date when [*], and (c) the date when Pfizer gives written notice to Quark that Quark no longer needs to serve as an agent of Pfizer for such agreement.  Pfizer hereby agrees to continue reimbursing Quark, in accordance with Section 4.8, for all costs and expenses incurred by Quark while serving as Pfizer’s agent with respect to the agreements listed on Attachment C, including without limitation liabilities incurred by Quark by reason of providing such agency services [*].  For the avoidance of doubt, if Pfizer notifies Quark that Quark no longer needs to serve as an agent of Pfizer with respect to an agreement listed on Attachment C, Quark shall have no further obligation to provide agency services to Pfizer with respect to such agreement but Pfizer shall continue to reimburse Quark, in accordance with Section 4.8, for all costs and expenses associated with the research, development, manufacture and commercialization of Licensed Products that are incurred by Quark pursuant to such agreement and that otherwise could not be reasonably avoided.”

Nothing in this Letter Amendment is meant to subvert or otherwise alter the rights and obligations of either Quark or Pfizer under the Agreement, except as and to the extent expressly stated herein.  For the avoidance of doubt, all other terms and conditions of the Agreement will remain in full force and effect.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

If this Letter Amendment is acceptable to you, please have an officer of your company sign it below and return it to us.

Very truly yours,

PFIZER INC

By:	/s/ Edmund P. Harrigan
Edmund P. Harrigan, M.D.
Senior Vice President
Worldwide Business Development

AGREED:

QUARK PHARMACEUTICALS, INC.

By:	/s/ D. Zurr

Name:	Daniel Zurr, Ph.D

Title:	President & CEO

Date:	22nd May 2008

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Attachment A

REDD14 Clinical program -Support by Quark Pharmaceuticals for 2008

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Attachment B
Initial Budget

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Attachment C

List of Agreements for Which Quark Will Serve as Agent to Pfizer
[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.